                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to §240.14a-12

               SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL INC
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

__________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

__________________________________________________________________________

3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________

4)   Proposed maximum aggregate value of transaction:

__________________________________________________________________________

5)   Total fee paid:

__________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
     __________________________________________________________________________

2)   Form, Schedule or Registration Statement No.:
     __________________________________________________________________________

3)   Filing Party:
     __________________________________________________________________________

4)   Date Filed:
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               SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL INC
                         503 Washington Avenue, Suite 2D
                           Newtown, Pennsylvania 18940
                                 (215) 968-0200

                        NOTICE OF MEETING OF SHAREHOLDERS

September 5, 2006

To the Shareholders of Sovereign Exploration Associates International Inc.:

A Special  Meeting  of the  Shareholders  of  Sovereign  Exploration  Associates
International Inc. (the  "Corporation")  will be held at the offices of Stradley
Ronon Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, PA 19103, on
September 20, 2006, at 2 p.m. Eastern Time.

At the Special Meeting,  Shareholders of the Corporation will vote on a proposal to withdraw  the  Corporation's  election to be a business  development  company under  the  Investment  Company  Act of 1940  by  filing  Form  N-54C  with  the
Securities and Exchange Commission.

This  is  not  the  Annual  Meeting  of  the  Corporation's  Shareholders.   The
Corporation  intends  to  call a  Special  Meeting  in Lieu  of  Annual  Meeting following the  availability  of its Annual Report for the fiscal year ended June
30, 2006.

                                    By Order of the Board of Directors,

                                    Barry Gross
                                    Secretary

Please sign and promptly  return the proxy card in the  enclosed  self-addressed envelope regardless of the number of shares you own.

               SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL INC.

                         503 Washington Avenue, Suite 2D
                           Newtown, Pennsylvania 18940
                                 (215) 968-0200

                                 PROXY STATEMENT
                                September 5, 2006

Sovereign  Exploration  Associates  International  Inc., a Utah corporation (the
"Corporation"),  is mailing this Proxy  Statement on or about September 5, 2006, to holders of record of the  Corporation's  Common  Stock,  par value  $.001 per share  ("Common  Stock"),  at the close of business on that date,  in connection with the solicitation by the Board of Directors of the Corporation of a proxy in the  enclosed  form  for  the  Special  Meeting  of  Shareholders  to be held on
September 20, 2006 (the "Special Meeting").

A proxy card is  enclosed  for your use.  YOU ARE  REQUESTED  TO SIGN,  DATE AND
RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which requires no postage if mailed in the United States.

The purpose of the Special  Meeting is to consider a proposal  (the  "Proposal")
for the  Corporation  to  withdraw  its  election  to be a business  development company ("BDC") under the Investment  Company Act of 1940 ("1940 Act"),  for the
reasons set forth more fully below.  Following  the  withdrawal of the election, the  Corporation  will  continue  to be a public  company  registered  under the
Securities  Exchange  Act of 1934  (the  "1934  Act"),  but  will no  longer  be regulated as an investment company under the 1940 Act. The Board of Directors is not aware of any other business that will come before the Special  Meeting,  but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies.

The  Special  Meeting  is not a  meeting  in  lieu of the  Corporation's  Annual
Meeting,  and Directors will not be elected at the Special Meeting. The Board of
Directors  intends  to call a  Special  Meeting  in Lieu of the  Annual  Meeting following the availability of the Corporation's  Annual Report. The deadline for submitting  shareholder  proposals  for  inclusion  in the  Corporation's  proxy statement  and form of  proxy  for the  Special  Meeting  in Lieu of the  Annual
Meeting is September 28, 2006.

If no instructions are specified on the proxy,  shares represented  thereby will be voted for the Proposal.  Any shareholder who has given a proxy may revoke the proxy by executing a proxy bearing a later date or by delivering  written notice of  revocation  of  the  proxy  to  the  Secretary  of  the  Corporation  at the
Corporation's  executive  offices  at  any  time  prior  to the  meeting  or any postponement or adjournment  thereof.  Any shareholder who attends in person the
Special Meeting or any postponement or adjournment  thereof may revoke any proxy previously  given and vote by ballot.  Under  Utah Law,  no  shareholder  of the
Corporation  is  afforded  dissenters'  or  appraisal  rights as a result of the approval of the Proposal.

As of August 21, 2006, there were 26,206,166 shares of Common Stock outstanding.
Under the 1940 Act, approval of the Proposal requires the approval (A) of 67% or more of the  shares of Common  Stock  present  at the  Special  Meeting,  if the holders of more than 50% of the  outstanding  shares of Common Stock are present or represented by proxy,  or (B) of more than 50% of the  outstanding  shares of
Common Stock, whichever is less. Holders of approximately 90% of the outstanding shares  of  Common  Stock  have  agreed  to vote in favor of the  Proposal.  The approval of the Proposal, therefore, is not in doubt.

The  Corporation  will  bear the  expenses  relating  to this  Proxy  Statement, including expenses in connection with preparing, printing and mailing this Proxy
Statement and all documents  that now accompany or may in the future  supplement
it.  Banks,  brokers and other  custodians,  nominees  and  fiduciaries  will be reimbursed by the  Corporation  for their  reasonable  expenses for sending this
Proxy  Statement to the  beneficial  owners of the Common Stock.  Only one Proxy
Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders.  We will undertake to deliver  promptly upon written or oral request a separate copy of the Proxy  Statement to a shareholder  at a shared  address to which a single copy of the  Proxy  Statement  was  delivered.  You may make a  written  or oral request by sending a written  notification  to our principal  executive  offices stating  your name,  your  shared  address,  and the  address to which we should direct the  additional  copy of the Proxy  Statement or by calling our principal executive offices. If multiple shareholders sharing an address have received one copy of this Proxy  Statement  and would  prefer us to mail each  shareholder  a separate  copy of  future  mailings,  you may send  notification  to or call our principal executive offices. Additionally, if current shareholders with a shared address received  multiple copies of this Proxy Statement and would prefer us to mail  one  copy of  future  mailings  to  shareholders  at the  shared  address, notification  of that request may also be made by mail or telephone  call to our principal executive offices.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 21, 2006, the beneficial  ownership of the  Corporation's  Common  Stock  (i) by any  person  or group  known by the
Corporation to beneficially  own more than 5% of the  outstanding  Common Stock,
(ii)  each  Director  and  executive  officer,  and (iii) by all  Directors  and officers as a group.

------------------------------- ------------------ -----------------------------
Name and Address(1)             Number of Shares   Percent of Outstanding
                                                           Shares
------------------------------- ------------------ -----------------------------
Robert D. Baca                  11,864,790(2)      45.3%
President, Chief Executive
Officer and Director
------------------------------- ------------------ -----------------------------
John Barr                       -0-                *
Director
------------------------------- ------------------ -----------------------------
James Cavan                     7,242              *
Vice President
------------------------------- ------------------ -----------------------------
Kevin J. Conner                 4,800              *
Director
------------------------------- ------------------ -----------------------------
Donald G. Conrad                220,000            *
Director
------------------------------- ------------------ -----------------------------
Barry Gross                     11,822,582(3)      45.1%
Vice President and Secretary
------------------------------- ------------------ -----------------------------
Peter Knollenberg               11,815,368(4)      45.1%
Chairman and Director
------------------------------- ------------------ -----------------------------
Curtis R. Sprouse               11,824,725(5)      45.1%
Chief Operating Officer
------------------------------- ------------------ -----------------------------
All Executive Officers and      23,957,067(6)      91.5%
Directors as a Group
------------------------------- ------------------ -----------------------------
Sea Hunt, Inc.                  11,791,368         45.0%
120 Alpine Road
West Palm Beach, FL  33405
------------------------------- ------------------ -----------------------------
Sovereign Marine                11,791,368         45.0%
Explorations, Inc.
503 Washington Avenue, Suite
2D
Newtown, PA  18940
------------------------------- ------------------ -----------------------------

*    Denotes less than 1%

(1)  The  address  for each  Director  and  executive  officer is c/o  Sovereign
     Exploration Associates International Inc., 503 Washington Avenue, Suite 2D,
     Newtown, PA 18940.

(2)  Includes 73,422 shares owned directly and 11,791,368 shares as to which Mr.
     Baca may be deemed to have beneficial  ownership by reason of his status as a director and officer of Sovereign Marine Explorations,  Inc. ("SME"). Mr.
     Baca disclaims beneficial ownership of shares held by SME.

(3)  Includes 31,214 shares owned directly and 11,791,368 shares as to which Mr.
     Gross may be deemed to have beneficial ownership by reason of his status as a director and officer of SME. Mr. Gross disclaims  beneficial ownership of shares held by SME.

(4)  Includes 24,000 shares owned directly and 11,791,368 shares as to which Mr.
     Knollenberg  may be deemed to have  beneficial  ownership  by reason of his status as president, director, and sole shareholder of Sea Hunt, Inc.

(5)  Includes  13,653  shares  owned  directly,  19,704  shares held through the
     Boston Market Strategies, Inc. Employee Profit Sharing Plan, and 11,791,368
     shares as to which Mr. Sprouse may be deemed to have  beneficial  ownership by reason of his  status as a director  and  officer  of SME.  Mr.  Sprouse disclaims beneficial ownership of shares held by SME.

(6)  Includes  11,791,368 shares that may be beneficially owned by directors and officers  of SME,  each  of whom  disclaims  beneficial  ownership  of such
     shares;   11,791,368  shares  beneficially  owned  by  Mr.  Knollenberg  as president,  director,  and sole  shareholder of Sea Hunt,  Inc.; and 19,704 shares  beneficially  owned  by  Mr.  Sprouse  through  the  Boston  Market
     Strategies, Inc. Employee Profit Sharing Plan.

                      CHANGE IN CONTROL OF THE CORPORATION

There was a change in  control  of the  Corporation  on  October  17,  2005 (the
"Change in Control").  The  Corporation,  then known as CALI Holdings,  Inc., on that date entered into an Exchange  Agreement  (the "Exchange  Agreement")  with
Sovereign Exploration Associates International, Inc., a Pennsylvania corporation now known as Historic Discoveries,  Inc. ("Historic Discoveries").  The Exchange
Agreement  provided  that  Historic  Discoveries  would  contribute  100% of its capital stock to the Corporation in exchange for 90% of the capital stock of the
Corporation.  As a result, the Corporation gained indirect beneficial  ownership
of  Historic  Discoveries'  wholly-owned   subsidiaries,   Artifact  Recovery  &
Conservation  Inc.  ("ARC")  and Sea  Research,  Inc.  ("SRI"),  and the  former shareholders  of  Historic  Discoveries  gained a  controlling  interest  in the
Corporation.  In addition,  all of the Directors of the Corporation resigned and new Directors took office.  Historic Discoveries  intended, by entering into the transaction,  to improve its ability to raise funds for its marine  recovery and explorations business in the capital markets.

Sea Hunt, Inc. and Sovereign Marine Explorations,  Inc., the former shareholders
of  Historic  Discoveries,   currently  each  own  approximately  45.0%  of  the
outstanding Common Stock. Peter Knollenberg, the Chairman of the Corporation, is
the president and sole  shareholder  of Sea Hunt,  Inc., and Robert D. Baca, the
President and Chief Executive Officer of the Corporation, is the chief financial officer and a director of  Sovereign  Marine  Explorations,  Inc.  Approximately
90.4% of the outstanding Common Stock is owned by Mr. Baca, Mr. Knollenberg, Sea
Hunt, Inc. and Sovereign Marine Explorations, Inc. in the aggregate.

Immediately  prior  to and in  connection  with  the  entry  into  the  Exchange
Agreement,  the Corporation  disposed of  substantially  all of its assets.  The
Corporation sold nine Limited  Partnership Units in KMA Capital Partners Ltd. to
Kairos  Holdings,  Inc.  for a  total  consideration  of $10,  and it  sold  its interests in six portfolio  companies,  its brokerage account at NevWest,  three notebook computers, furniture and fixtures, and office and computer equipment to
KMA Capital  Partners Ltd. Inc. of Texas for a total  consideration  of $10. The
Corporation realized losses of $2,525,274 on these divestitures. The Corporation does not have  sufficient  information to determine the value of the assets sold or  the  validity  of the  transactions.  The  Corporation  has  sought  further information on these transactions from the purchasers and prior management,  but its  efforts  to date have  been  unsuccessful.  The  Corporation  retained  its
interest  in  one  portfolio  company,   Gold  Coast  Records,  LLC,  which  the
Corporation  currently carries at a fair value of zero, as well as prepaid legal fees and security deposits of $7,375.

Prior  to  the  Change  in  Control,  the  Corporation  was  controlled  by  its management,  including  James E.  Jenkins,  its  President  and Chief  Executive
Officer,  and  Charles  Giannetto,   its  Secretary  and  General  Counsel.  The
Corporation was a party to executive  management  contracts with Mr. Jenkins and
Mr. Giannetto. In addition, the Corporation was a party to a consulting contract with KMA  Capital  Partners  Ltd. In  consideration  of the  termination  of the executive  management  contracts and the consulting  contract,  the  Corporation agreed to pay to Mr. Jenkins,  Mr.  Giannetto,  and KMA Capital Partners Ltd. an
aggregate of $600,000 and to provide  them with 5% of the  Corporation's  Common
Stock. Mr. Knollenberg paid Mr. Jenkins, Mr. Giannetto, and KMA Capital Partners
Ltd.  $300,000 at the closing of the  Exchange  Agreement,  and Mr.  Knollenberg provided them with, and  subsequently  paid, a note for the remaining  $300,000.
The Corporation has booked a payable of $600,000, which remains outstanding,  to
Mr. Knollenberg in consideration of his payment of these amounts.

Following the Change in Control,  certain disputes arose between the Corporation and Mr. Jenkins,  Mr.  Giannetto,  and KMA Capital  Partners Ltd. As a result of these  disputes,  the Corporation did not issue any Common Stock to Mr. Jenkins,
Mr.  Giannetto,  or KMA Capital Partners Ltd., and they commenced an arbitration proceeding  against  the  Corporation.  The  Corporation  and Mr.  Jenkins,  Mr.
Giannetto,  KMA Capital  Partners  Ltd.,  KMA  Capital  Partners,  Inc.,  and CF
Holdings, LLC (collectively,  the "Former Management Parties") on June 30, 2006,
entered  into a  Settlement  Agreement  and  General  Release  (the  "Settlement
Agreement") in order to reach a comprehensive  resolution of their disputes. The
Settlement  Agreement  provides that the Former  Management  Parties release all claims that they may have against the  Corporation,  its parents,  subsidiaries,
affiliates,    predecessors,     successors,    assigns,    partners,    agents,
representatives, and attorneys (collectively, "affiliated parties") and that the
Corporation  releases  all  claims it may have  against  the  Former  Management
Parties and their respective  affiliated parties.  The Settlement Agreement also provides that the  Corporation  will issue 303,333 shares of Common Stock to KMA
Capital  Partners,  Inc. (the successor by merger to KMA Capital Partners Ltd.),
303,333  shares of Common  Stock to Mr.  Jenkins,  and 303,334  shares of Common
Stock to Mr. Giannetto.  Because of concerns as to the legality of such issuance by a BDC, such shares have not yet been issued. The Corporation intends to issue these shares following the withdrawal of its election to be a BDC.

            REASONS FOR CEASING TO BE A BUSINESS DEVELOPMENT COMPANY

Following  the Change in Control,  management  has  determined  that many of the regulatory,  financial reporting and other requirements  imposed by the 1940 Act are too restrictive and prevent the Corporation  from operating in the manner in which it desires. Among these restrictions are the following:

o    A BDC is an investment company and is engaged in the business of investing, reinvesting,  owning,  holding,  or trading in securities.  The Corporation instead intends to carry on its marine recovery and  explorations  business through subsidiaries and controlled companies.

o    In carrying on its business,  the Corporation  from time to time expects to enter into joint venture and other transactions with affiliates, subject to the oversight and approval of the Board of  Directors.  BDCs  generally are unable  to  enter  into  such  transactions  without  the  approval  of the
     Securities  and  Exchange   Commission  (the  "SEC"),  and  such  approvals
     generally cannot be obtained without undue time and expense.

o    BDCs are subject to  restrictions in the 1940 Act on the type and amount of securities,  other than Common Stock,  that they can issue. The Corporation believes  that it would be better  served  by  greater  flexibility  in its capital structure.

o    The closely  regulated  nature of BDCs causes them to be subject to greater legal and accounting expenses.

o    Because of restrictions on the Corporation's  ability to issue stock, it is unable to  comply  with the  Settlement  Agreement  while it is a BDC.  The
     Corporation  believes  that the  comprehensive  settlement  embodied in the
     Settlement Agreement is in the Corporation's best interests.

The  Corporation's  Board of Directors agreed with  management's  assessment and determined  that it was no longer  feasible for the  Corporation to operate as a
BDC. The appropriate course of action is to withdraw the Corporation's  election to be  regulated  as a BDC by filing a Form  N-54C with the SEC.  Following  the withdrawal of the election, the Corporation will continue to be a public company registered  under the 1934 Act, but will no longer be regulated as an investment company under the 1940 Act.

                             EFFECT ON SHAREHOLDERS

Upon the  Corporation's  withdrawal  of its election to be treated as a BDC, the
Corporation  would no longer be subject to regulation  under the 1940 Act, which is designed to protect the  interests  of  investors  in  investment  companies.
Specifically, our shareholders would no longer have the following protections of the 1940 Act:

- We would no longer be subject to the requirement in Section 61 of the 1940 Act that we maintain a ratio of assets to senior  securities (such as senior debt or preferred stock) of at least 200%.

- We would no longer be  prohibited  from  protecting  any  director  or officer against any  liability  to the  Corporation  or our  shareholders  arising  from willful malfeasance,  bad faith, gross negligence,  or reckless disregard of the duties involved in the conduct of that person's office.

- We would no longer be  required  to provide  and  maintain a bond  issued by a
reputable   fidelity  insurance  company  to  protect  us  against  larceny  and embezzlement.

- We would no longer be required to ensure that a majority of our  directors are persons who are not "interested  persons," as that term is defined in section 56 of the Investment  Company Act, and certain persons that would be prevented from serving on our board if we were a BDC (such as investment bankers) would be able to serve on our board.

- We would  no  longer  be  subject  to  provisions  of the 1940 Act  regulating transactions between BDCs and certain affiliates.

- We would no longer be subject to  provisions of the 1940 Act  restricting  our ability to issue shares, warrants and options.

- We  would  be able to  change  the  nature  of our  business  and  fundamental investment policies without having to obtain the approval of our shareholders.

                  EFFECT ON FINANCIAL STATEMENTS AND TAX STATUS

The election to withdraw the  Corporation as a BDC under the 1940 Act results in a significant  change in the  Corporation's  required method of accounting.  BDC financial  statement  presentation  and accounting  utilizes the value method of accounting used by investment  companies,  which allows BDCs to recognize income and value  their  investments  at market  value as opposed to  historical  cost.
Operating  companies  use either the  fair-value or  historical-cost  methods of accounting for financial  statement  presentation  and accounting for securities held,  depending on how the  investment is  classified  and how long the company intends to hold the investment.  Changing our method of accounting  could reduce the market value of our  investments  in privately held companies by eliminating our ability to report an increase in value of our holdings as they occur.  Also, as an operating company,  we would have to consolidate our financial  statements with  subsidiaries,  thus eliminating the portfolio company  reporting  benefits available to BDCs.

The  Corporation  does not believe  that the  withdrawal  of its  election to be treated as a BDC will have any impact on its federal income tax status, since we never elected to be treated as a regulated investment company under Subchapter M of the Internal  Revenue  Code.  (Electing  treatment as a regulated  investment company under  Subchapter M generally allows a qualified  investment  company to avoid paying  corporate level federal income tax on income it distributes to its shareholders.)  Instead,  we have always been subject to corporate level federal income tax on our income  (without  regard to any  distributions  we make to our shareholders) as a "regular" corporation under Subchapter C of the Code.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

In  connection  with  the  contribution  of ARC  and  SRI  to the  Corporation's wholly-owned  subsidiary  Historic  Discoveries,  the  Corporation  and Historic
Discoveries  agreed to  distribute  20% of the net  profits  arising  out of the exploitation  of permits,  licenses,  finder fees  rights,  contracts  and other rights  (collectively,  "permits") held by ARC to its former  corporate  parent,
SME, and to distribute 20% of the net profits arising out of the exploitation of permits held by SRI to its former corporate parent, Sea Hunt, Inc. Because these former corporate  parents are affiliated  persons of the Corporation,  there are substantial  questions as to the validity of these  profit-sharing  arrangements under  the  1940  Act.  No  profits  have in  fact  been  shared  to  date.  The
Corporation's  withdrawal of its BDC election should remove  questions as to the arrangements' legality going forward.

Further   Information.   We  are  subject  to  the   information  and  reporting
requirements  of  the  Securities  Exchange  Act of  1934,  as  amended,  and in accordance  with  that  Act,  we file  periodic  reports,  documents  and  other information  with the SEC relating to our  business,  financial  statements  and other matters.  These reports and other  information  may be inspected in person and are  available  for  copying  at the SEC's  Public  Reference  Room at 100 F
Street,  N.E.,  Washington,  D.C. (upon payment of any applicable fees). Our SEC
filings   are  also   available   to  the   public  on  the   SEC's   website  -
http://www.sec.gov - through the EDGAR system.

The Corporation  will furnish,  without charge, a copy of its most recent Annual
Report on Form 10-K and a copy of its most recent  Quarterly Report on Form 10-Q to any  shareholder on request.  You may obtain these  documents by calling Mary
Joan Nappi,  Administrative  Assistant to the Chief Operating Officer,  at (215)
968-0200 collect.

               SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL INC.
                         503 Washington Avenue, Suite 2D
                           Newtown, Pennsylvania 18940

                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 20, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Undersigned  hereby revokes all previous proxies for his/her shares and appoints  Robert D. Baca and  Curtis R.  Sprouse,  and either of them (with full power to act  alone),  as  Proxies  of the  undersigned,  each with the power to appoint his substitute,  and hereby authorizes them to represent and to vote, as designated  on this  Proxy  Card,  all  shares  of  Common  Stock  of  Sovereign
Exploration Associates  International Inc. (the "Corporation") held of record by the undersigned on the record date of September 5, 2006, at a Special Meeting of
Shareholders  to be held on  September  20, 2006 at 2 p.m.  Eastern  Time at the offices of  Stradley  Ronon  Stevens & Young,  LLP,  2600 One  Commerce  Square,
Philadelphia, PA 19103, and at any postponements or adjournments thereof, all as in  accordance  with the Notice of Special  Meeting  of  Shareholders  and Proxy
Statement furnished with this Proxy.

                (Continued and to be signed on the reverse side)

                       SPECIAL MEETING OF SHAREHOLDERS OF

               SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL INC.

                               SEPTEMBER 20, 2006

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO WITHDRAW
        THE CORPORATION'S ELECTION TO BE A BUSINESS DEVELOPMENT COMPANY.
         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
            PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1. To approve the              FOR  AGAINST ABSTAIN   In their discretion, the Proxies are
   Corporation's proposal to                          authorized  to vote upon such other
   withdraw its election to be                        matters as may properly  come before
   a Business Development                             the meeting and at any postponements
   Company under the                                  or adjournments thereof.
   Investment Company Act of
   1940.                                              This proxy when properly executed will
                                                      be voted in the manner directed by the
                                                      stockholder.  If no direction is made
                                                      on this Proxy Card, this Proxy will be
                                                      voted FOR the withdrawal of the
                                                      Corporation's election to be a business
                                                      development company and in accordance
                                                      with the instructions of the Board of
                                                      Directors on all other matters which
                                                      may properly come before the meeting.
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To change the address on your account,  please check the
box at  right  and  indicate  your  new  address  in the
address  space  above.  Please note that  changes to the
registered  name(s) on the account may not be  submitted
via this method.                                            [_]
--------------------------------------------------------- --------
Signature of                                          Signature of
Shareholder                   Date                    Shareholder                 Date:

Note:  Please  sign  exactly as your name or names  appear on this  Proxy.  When shares are held  jointly,  each holder  should  sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation,  please sign full corporate name by duly authorized officer,  giving full title as such. If signer is a partnership,  please sign in partnership name by authorized person.